UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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Five9, Inc.
(Name of Registrant as Specified In Its Charter)
n/a
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FIVE9, INC.
Bishop Ranch 8
4000 Executive Parkway, Suite 400
San Ramon, CA 94583

Dear Stockholder:
I am pleased to invite you to attend Five9, Inc.’s 2015 Annual Meeting of Stockholders, to be held on May 15, 2015. The meeting will begin promptly at 8:30 a.m. Pacific Daylight Time virtually via the Internet at www.virtualshareholdermeeting.com/FIVN2015 (the “Annual Meeting”). Instructions on how to participate in the Annual Meeting and demonstrate proof of stock ownership are posted at www.proxyvote.com. The webcast of the Annual Meeting will be archived for one year after the date of the Annual Meeting at www.virtualshareholdermeeting.com/FIVN2015. Only stockholders who held stock at the close of business on the record date, March 23, 2015, may vote at the Annual Meeting, including any adjournment or postponement thereof.
Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. We encourage you to carefully read these materials, as well as our Annual Report on Form 10-K for fiscal year 2014.
We are acting under a U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. Consequently, stockholders will not receive paper copies of our proxy materials unless they specifically request them. We believe that this delivery process will reduce our environmental impact and over time lower the costs of printing and distributing our proxy materials. We believe that we can achieve these benefits with no impact on our stockholders’ timely access to this important information.
Your vote is important. Whether or not you expect to attend, please vote via telephone or the Internet according to the instructions in the Proxy Statement or the accompanying Notice of Internet Availability of Proxy Materials (the “Notice”) or request a proxy card from us by email at ir@five9.com and date, sign, and return your proxy card in the envelope provided, in each such case, as soon as possible to ensure that your shares will be represented and voted at the Annual Meeting. Even if you have voted by proxy, you may still vote through our virtual web conference if you attend the Annual Meeting.
On behalf of the Board of Directors, thank you for your continued support and interest.

Sincerely,

Michael Burkland
Chairman, President and Chief Executive Officer

San Ramon, California
April 2, 2015

YOUR VOTE IS EXTREMELY IMPORTANT
Please vote by telephone or Internet as set forth in the Notice, or request a proxy card from us by email at ir@five9.com and date and sign the proxy card and return it at your earliest convenience in the postage-prepaid return envelope provided so that your shares may be voted.

FIVE9, INC.
Bishop Ranch 8
4000 Executive Parkway, Suite 400
San Ramon, CA 94583
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 15, 2015
Dear Stockholder:
You are cordially invited to attend the 2015 Annual Meeting of Stockholders of Five9, Inc., a Delaware corporation (the “Company”). The meeting will be held on May 15, 2015 at 8:30 a.m. Pacific Daylight Time virtually via the Internet at www.virtualshareholdermeeting.com/FIVN2015 for the following purposes:
1. To elect the three (3) members of the Board of Directors identified in the accompanying proxy statement to serve until the 2018 annual meeting of stockholders of the Company or until such persons’ successors have been duly elected and qualified.
2. To ratify the appointment by the Audit Committee of the Board of Directors of KPMG LLP as the Company's independent registered public accounting firm for its fiscal year ending December 31, 2015.
3. To transact any other business properly brought before the meeting or any adjournment thereof.
These items of business are more fully described in the Proxy Statement.
The record date for the 2015 Annual Meeting is March 23, 2015. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Barry Zwarenstein
Chief Financial Officer and Corporate Secretary

San Ramon, California
April 2, 2015

Whether or not you expect to attend the annual meeting, please vote over the telephone or the Internet as instructed in these materials, or request a proxy card from the Company by email at ir@five9.com and complete, date, sign and return the proxy card in the envelope provided, in each case as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) will be provided to you if you email a request for a proxy card to the Company at ir@five9.com. Even if you have voted by proxy, you may still vote through our virtual web conference if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 15, 2015.
The Proxy Statement and Annual Report on Form 10-K are available at http://investors.five9.com and www.proxyvote.com.

FIVE9, INC.
Bishop Ranch 8
4000 Executive Parkway, Suite 400
San Ramon, CA 94583
PROXY STATEMENT
FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS
To Be Held Virtually via the Internet at www.virtualshareholdermeeting.com/FIVN2015
On May 15, 2015 at 8:30 a.m., Pacific Daylight Time
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these materials?
We are making these proxy materials available because the Board of Directors (the “Board of Directors” or the “Board”) of Five9, Inc. (sometimes referred to as “we,” the “Company” or “Five9”) is soliciting your proxy to vote at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”). You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may follow the instructions below to submit your proxy by telephone or on the Internet or request a proxy card from us by email at ir@five9.com, and complete, sign and return the proxy card in the envelope provided.
The Company intends to commence mailing to all stockholders of record entitled to vote at the Annual Meeting the Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 2, 2015. Additionally, the Company intends to post its Annual Report on Form 10-K, this Proxy Statement and accompanying proxy card on the Internet at http://investors.five9.com on or about April 2, 2015. We will mail printed copies of the proxy materials to stockholders who request them.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full paper copy of this Proxy Statement and Fiscal Year 2014 Annual Report on Form 10-K?
We are acting under a Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. This rule allows a company to send its stockholders a notice regarding Internet availability of proxy materials. Instructions on how to access the proxy materials over the Internet or how to request a paper copy of proxy materials may be found in the Notice. If you would prefer to receive proxy materials in printed form by mail or electronically by email on an ongoing basis, please follow the instructions contained in the Notice.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on March 23, 2015 will be entitled to vote at the Annual Meeting. On the record date, there were 49,610,987 shares of the Company's common stock (“Common Stock”) outstanding. Holders of these outstanding shares are entitled to one vote for each share of Common Stock held by them as of March 23, 2015 at the Annual Meeting.
Stockholder of Record: Shares Registered in Your Name
If on March 23, 2015 your shares were registered directly in your name with Five9’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy via telephone or the Internet as instructed on your proxy card or the Notice or to request a proxy card from us by email at ir@five9.com and complete, date, sign and return the proxy card in the envelope provided to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on March 23, 2015 your shares were held in an account at a broker, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. Please refer to the voting instructions provided by your bank or broker. Many organizations enable beneficial owners to give voting instructions via telephone or the Internet as well as in writing. You are also welcome to attend the virtual Annual Meeting and to vote online. Since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you provide a valid proxy (sometimes referred to as a “legal proxy”) from your broker, bank or other custodian.

What am I voting on?
There are two matters scheduled for a vote:

•
Proposal No. 1: Election of the three (3) members of the Board of Directors identified in Proposal No. 1 to serve as Class I directors until the Company’s 2018 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

•	Proposal No. 2: Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.
How do I vote?
For Proposal No. 1, you may either vote “For” all the nominees to the Board of Directors, you may withhold your vote from all the nominees or you may withhold your vote from any nominee you specify. You may not vote your proxy “For” the election of any persons other than the three named nominees. For Proposal No. 2, you may vote “For” or “Against” the proposal or abstain from voting.
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote by proxy using a proxy card, vote by proxy on the Internet or by telephone as set forth in the Notice, or vote at the Annual Meeting. Regardless of whether you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote if you have already voted by proxy.

•
To vote using the proxy card, request a proxy card from us by email at ir@five9.com, and complete, date and sign the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote on the Internet, please follow the instructions provided on your proxy card or the Notice.

•	To vote by telephone, please follow the instructions provided on your proxy card or the Notice.

•	To vote at the Annual Meeting, attend the Annual Meeting online and follow the instructions posted at www.virtualshareholdermeeting.com/FIVN2015.
We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
See “Who can vote at the Annual Meeting? — Beneficial Owner: Shares Registered in the Name of a Broker or Bank” for voting instructions if you beneficially own shares held in street name.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of Common Stock you own as of the close of business on March 23, 2015.
What if I return a proxy card but do not make specific choices?
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of each of the three nominees for director, and “For” ratification of KPMG LLP as our independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
Five9 will pay for the entire cost of soliciting proxies. In addition to Five9 mailing these proxy materials, the Notice and the annual report (as applicable), Five9’s directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. Five9 may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials (including multiple copies of this Proxy Statement and multiple proxy cards or multiple Notices), your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting.
If you are a stockholder of record, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may vote again on a later date via the Internet or by telephone as set forth on the Notice.

•	You may send a written notice that you are revoking your proxy to the Corporate Secretary of the Company at Five9, Inc., Bishop Ranch 8, 4000 Executive Parkway, Suite 400, San Ramon, CA 94583.

•
You may attend the virtual Annual Meeting and vote online by following the instructions posted at www.virtualshareholdermeeting.com/FIVN2015. Simply logging into the Annual Meeting will not, by itself, revoke your proxy or prior vote.

If you are a beneficial owner of shares held in street name, you may change your vote in any one of the following ways:

•	You may submit new voting instructions to your broker, trustee or nominee.

•
If you have obtained a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares, by attending the virtual Annual Meeting and following the instructions posted at www.virtualshareholdermeeting.com/FIVN2015.

How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting. With respect to Proposal No. 1, the inspector of elections will count “For” votes. Abstentions and broker non-votes will not affect the outcome of Proposal No. 1.
With respect to Proposal No. 2, the inspector of elections will count separately “For”, “Against” and “Abstain” votes and broker non-votes. For purposes of Proposal No. 2, “Abstain” votes will be counted towards the vote total for such proposal, and will have the same effect as “Against” votes. However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of voting results on Proposal No. 2.
See “How many votes are needed to approve each proposal?” for further details regarding the votes needed to approve each proposal.
What is a “broker non-vote”?
If your shares are held by your broker, bank or other similar organization as your nominee (that is, in “street name”), you will need to follow the voting instructions provided by that organization on how to vote your shares. If you do not provide voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker, bank, or other organization is not permitted to vote on that matter, including the election of directors, without instructions from the beneficial owner and instructions are not given.
In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, while broker non-votes will be counted as present for the purpose of determining the presence of a quorum at the meeting, broker non-votes will not affect the outcome of any matter being voted on at the meeting.
How many votes are needed to approve each proposal?
Proposal No. 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The nominees for director receiving the highest number of affirmative votes will be elected. Stockholders may not cumulate votes in the election of directors. Abstentions and broker non-votes will not be counted toward a nominee’s total.
Proposal No. 2. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions will have the same effect as an “Against” vote. Broker non-votes will not be counted as having been voted on the proposal.
What are the Board’s voting recommendations?

•	Proposal No. 1: “For” each of the nominees to the Board of Directors.

•	Proposal No. 2: “For” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of all outstanding shares is represented by stockholders present at the Annual Meeting or by proxy. On the record date, there were 49,610,987 shares of Common Stock outstanding and entitled to vote. Thus, 24,805,494 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum. Your shares will be counted towards the quorum if you submit a valid proxy vote or vote at the Annual Meeting. In addition, under the General Corporation Law of the State of Delaware, abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting. In the event we are unable to obtain the final voting results within four business days, we will file the preliminary voting results in a Current Report on Form 8-K within four business days following the Annual Meeting, and will file an amended Form 8-K with the final voting results within four business days after the final voting results are known.
How can stockholders submit a proposal for inclusion in our Proxy Statement for the 2016 annual meeting of stockholders?
To be included in our Proxy Statement for the 2016 annual meeting of stockholders, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except as provided below, stockholder proposals must be received by our Corporate Secretary at our principal executive offices no later than December 4, 2015.
How can stockholders submit proposals to be raised at the 2016 annual meeting of stockholders that will not be included in our Proxy Statement for the 2016 annual meeting of stockholders?
To be raised at the 2016 annual meeting of stockholders, stockholder proposals must comply with our amended and restated bylaws (the “Bylaws”). Under our Bylaws, a stockholder must give advance written notice to our Corporate Secretary of any business, including nominations of directors for our Board, which the stockholder wishes to raise at the 2016 annual meeting of stockholders. Except as provided below, a stockholder’s notice must be delivered to our Corporate Secretary at our principal executive offices no earlier than January 16, 2016 and no later than February 15, 2016, in order to be raised at our 2016 annual meeting of stockholders. If a stockholder wishes only to recommend a candidate for consideration by the Nominating and Governance Committee as a potential nominee for director, see the procedures discussed in “Corporate Governance — Nominating and Governance Committee.”
What if the date of the 2016 annual meeting of stockholders changes by more than 30 days from the anniversary of this year’s Annual Meeting?
Under Rule 14a-8 of the Exchange Act, if the date of the 2016 annual meeting of stockholders changes by more than 30 days from the anniversary of this year’s Annual Meeting, to be included in our Proxy Statement, stockholder proposals must be received by us within a reasonable time before our solicitation is made. Under our Bylaws, if the date of the 2016 annual meeting of stockholders is more than thirty (30) days before or more than seventy (70) days after the anniversary of the Annual Meeting, for stockholder proposals that will not be included in our Proxy Statement, notice of such proposal must be delivered no earlier than the close of business on the one hundred twentieth (120) day prior to the 2016 annual meeting, nor later than the close of business on the later of (A) the ninetieth (90) day prior to the 2016 annual meeting or (B) the tenth (10) day following the day on which public announcement of the date of the 2016 annual meeting is first made by the Company.
Does a stockholder proposal require specific information?
To be included in our proxy statement, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act. With respect to a stockholder’s nomination of a candidate for our Board, the stockholder notice to our Corporate Secretary must contain certain information as set forth in our Bylaws about both the nominee and the stockholder making the nomination. With respect to any other business that the stockholder proposes, the stockholder notice must contain a brief description of such business and the reasons for conducting such business at the meeting, as well as certain other information as set forth in our Bylaws. If you wish to bring a stockholder proposal or nominate a candidate for director, you are advised to review Rule 14a-8 under the Exchange Act and our Bylaws, as applicable, which contain additional requirements about advance notice of stockholder proposals and director nominations.

PROPOSAL No. 1
ELECTION OF DIRECTORS
The Company’s amended and restated certificate of incorporation (the “Charter”) and Bylaws provide for a classified Board of Directors. There are three classes of directors, with each class of directors serving three-year terms that end in successive years. Five9 currently has authorized nine directors. The class of directors standing for election at the Annual Meeting is designated Class I and currently consists of three directors. Three directors will be elected at the Annual Meeting to serve until the 2018 annual meeting of stockholders of Five9 or until their successors are duly elected and qualified. The directors being nominated for election to the Board of Directors (each, a “Nominee”), their ages as of April 2, 2015, the date of this Proxy Statement, their positions and offices held with Five9 and certain biographical information are set forth below.
The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event that any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware that any Nominee is unable or will decline to serve as a director. The three Nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of Five9. Abstentions and broker non-votes will not be counted toward an individual’s total. Proxies cannot be voted for more than three individuals. For further information about how votes will be counted, please refer above to the section entitled “How many votes are needed to approve each proposal.”
The following table sets forth, for the Class I nominees and our other current directors who will continue in office after the Annual Meeting, information with respect to their ages and positions held with Five9 as of April 2, 2015, the date of this Proxy Statement.

Name	Age	Positions Held with the Company
Class I Director Nominees:
Jayendra Das	46	Director
Mitchell Kertzman	66	Director
Tim Wilson	55	Director
Other Current Directors:
Class II Directors whose terms expire at the 2016 annual meeting of stockholders
Jack Acosta	67	Director
David DeWalt	50	Director
David Welsh	47	Director, Lead Independent Director
Class III Directors whose terms expire at the 2017 annual meeting of stockholders
Kimberly Alexy	44	Director
Michael Burkland	52	Director, Chairman, Chief Executive Officer and President
Robert Zollars	57	Director
Information Regarding the Nominees
Jayendra Das has served as a member of our Board of Directors since April 2013. Since January 2011, Mr. Das has served as Managing Director of Sapphire Ventures LLC (formerly SAP Ventures LLC), a venture capital firm he co-founded and for which he currently manages investments in Alteryx, Inc., MuleSoft, Inc., Mirantis, Inc., Narrative Science, Inc., Nutanix Inc., Socrata Inc. and Square Inc.. From July 2006 to December 2010, Mr. Das served as an in-house venture capitalist for SAP Ventures (the venture capital arm of SAP prior to the divestiture of SAP Ventures in January of 2011). Prior to SAP Ventures, Mr. Das served as director of Agilent Ventures (formerly part of Hewlett-Packard Company), the corporate venture capital arm of Agilent. From June 2002 to June 2004, Mr. Das served as a Principal of MVC Capital, Inc., a business development company and venture capital firm. From June 1999 to July 2003, Mr. Das served as a Lead Architect and as a Product Manager at Oracle, a provider of business software. From September 1999 to June 2001, Mr. Das served as Strategic Investment Manager of Intel Capital, the corporate venture capital arm of Intel. Mr. Das has a B.S. degree in Electrical Engineering from Brown University and M.B.A. degree from the University of Chicago Booth School of Business.
We believe Mr. Das should continue to serve on our Board of Directors because of his experience as a venture capitalist focusing on the technology sector, experience in the technology and software sectors and service on the boards of directors of numerous other companies.

Mitchell Kertzman has served as a member of our Board of Directors since April 2004. Since May 2003, Mr. Kertzman has served as Managing Director of Hummer Winblad Venture Partners V, L.P., a venture capital firm. Mr. Kertzman currently sits on the boards of Flite, Inc., a cloud-based advertising platform, HubPages, Inc., a community publishing and revenue-sharing website, NuoDB, Inc., a database startup company, Palamida, Inc., a provider of application security for open source software and 6connect, Inc., a management platform for internet communications. From May 1996 to 2005, Mr. Kertzman served as member of the board of directors of CNET Networks Inc., which owned various websites, created and distributed video content, and maintained a blog network. From November 1998 to May 2003, Mr. Kertzman served as chairman of the board of directors and Chief Executive Officer of Liberate Technologies, a provider of platform software for the delivery of digital services by cable television companies. From July 1996 to November 1998, Mr. Kertzman served as chairman of the board of directors and Chief Executive Officer of Sybase, Inc., an enterprise software and services company. From April 1974 to February 1995, Mr. Kertzman served as Chief Executive Officer of Powersoft Corporation, or Powersoft, a company he founded that provides client-server development tools, which merged with Sybase in 1995. From April 1974 to June 1992, Mr. Kertzman served as President of Powersoft. Mr. Kertzman holds an Honorary Doctor of Humane Letters degree from the University of Massachusetts, Lowell.
We believe Mr. Kertzman should continue to serve on our Board of Directors because of his operating and management experience, experience as Chief Executive Officer of publicly-held companies, experience as a venture capitalist, expertise in software technology, and his service on the boards of directors of numerous other companies.
Tim Wilson has served as a member of our Board of Directors since August 2007. Since January 2012, Mr. Wilson has served as Managing Director of Artiman Management LLC, a venture capital firm. Mr. Wilson currently serves on the boards of Artiman portfolio companies Kaybus Inc., a software company, Nutrinsic Inc, an agriculture feed ingredient company, Prysm Inc, a designer and manufacturer of display and collaboration solutions, and Crossbar Inc, a developer of memory technology. Since April 2004, Mr. Wilson has served on the board of InvenSense, Inc., or InvenSense, the leading provider of intelligent sensor system on chip, or SoC, for motion and sound applications. Mr. Wilson currently serves as a member of the audit committee and chair of the nominating and corporate governance committee of the board of InvenSense. From December 2001 to December 2011, Mr. Wilson served as a Partner of Partech International. From March 1998 to May 2001, Mr. Wilson served as Vice President of Marketing and as Chief Marketing Officer for Digital Island, Inc., an internet infrastructure provider. From February 1996 to February 1998, Mr. Wilson served as General Manager of Lucent Technologies, Inc., a telecommunications equipment company. From September 1983 to January 1996, Mr. Wilson served in senior management positions of AT&T (North America and Australia) and AT&T Bell Labs, a telecommunications corporation and research laboratory. Mr. Wilson holds a B.S. degree in Physics from Bowdoin College and M.B.A. degree from Duke University’s Fuqua School of Business.
We believe Mr. Wilson should continue to serve on our Board of Directors because of his operating and management experience, experience as a venture capitalist and service on the boards of directors of numerous other companies.
The Board Of Directors Recommends A Vote “FOR” Each Named Nominee.

Information Regarding Other Directors Continuing in Office
Set forth below is information regarding each of the continuing directors of Five9, including his or her age as of April 2, 2015, the period during which he or she has served as a director, and certain information as to principal occupations and directorships held by him or her in corporations whose shares are publicly registered.
Class II Directors — Term ending at the 2016 annual meeting of stockholders
Jack Acosta, age 67, has served as a member of our Board of Directors since April 2011. Since May 2001, Mr. Acosta has served on the board of directors of Integral Development Corporation, a financial services software company. Since October, 2013, Mr. Acosta has served on the board of directors of Rimini Street, Inc., an enterprise software support services company. From March 2004 to July 2009, Mr. Acosta served as a member of the board of directors and chair of the audit committee of SumTotal Systems, Inc., or SumTotal, a global provider of learning, performance and talent development solutions. From November 2005 to July 2009, Mr. Acosta served as the chairman of SumTotal’s board of directors. From September 2004 to September 2006, Mr. Acosta served on the board of directors of BenefitStreet, Inc., a company providing financial services. From April 2005 to July 2006, Mr. Acosta served on the board of directors of Savi Technology, Inc., a provider of radio-frequency identification solutions. From October 2005 to November 2005, Mr. Acosta served as SumTotal’s lead independent director. From April 2003 until March 2004, Mr. Acosta served as a member of the board of directors of Docent, Inc., a software solutions company that was acquired by SumTotal in 2004. From February 1999 to September 2001, Mr. Acosta served as Chief Financial Officer and Vice President, Finance of Portal Software, a software company acquired by Oracle Corporation in 2006. From February 1999 to April 1999, Mr. Acosta served as Secretary of Portal Software. From July 1996 to January 1999, Mr. Acosta served as Executive Vice President and Chief Financial Officer of Sybase, Inc., a database company acquired by SAP AG. Mr. Acosta holds a B.S. degree in Industrial Relations from California State University East Bay, an M.S. degree in Management

Sciences from California State University East Bay and an Honorary Doctor of Humane Letters degree from California State University East Bay.
Mr. Acosta was selected to serve on our Board of Directors because of his accounting, financial, operating and management experience, service on the boards of directors of numerous other companies, financial expertise through his service as chief financial officer of public software companies, and experience in overseeing auditors and financial audits.
David Dewalt, age 50, Mr. DeWalt has served as a member of our Board of Directors since April 2012. Since November 2012, Mr. DeWalt has served as the chair of the board of directors and Chief Executive Officer of FireEye, Inc., a global network security company. Since November 2011, Mr. DeWalt has served on the board of directors of Delta Air Lines, Inc. From November 2005 to May 2013, Mr. DeWalt served on the board of directors of Polycom, Inc., a telepresence and voice communication solutions company. From February 2011 to April 2013, Mr. DeWalt served on the board of directors of Jive Software, Inc., a software company in the social business software industry. From April 2007 to February 2012, Mr. DeWalt served as President, Chief Executive Officer and Director of McAfee. From December 2003 to March 2007, Mr. DeWalt held various positions at EMC Corporation, a developer and provider of information infrastructure technology and solutions, including Executive Vice President, EMC Software Group and President of EMC’s Documentum and Legato Software divisions. From July 2001 to December 2003, Mr. DeWalt served as President and Chief Executive Officer of Documentum, and from October 2000 to July 2001, Mr. DeWalt served as Executive Vice President and Chief Operating Officer of Documentum. From August 1999 to October 2000, Mr. DeWalt served as Executive Vice President and General Manager, eBusiness Unit, of Documentum. Mr. DeWalt holds a B.S. degree in Computer Science from the University of Delaware.
Mr. DeWalt was selected to serve on our Board of Directors because of his experience as Chief Executive Officer of publicly-held technology companies, expertise in software technology and service on the boards of directors of numerous other companies.
David Welsh, age 47, has served as a member of our Board of Directors since January 2011 and has served as our Lead Independent Director since February 2014. Mr. Welsh also served as a member of our Board of Directors from 2005 to March 2007. Since April 2008, Mr. Welsh has served as Partner of Adams Street Partners, a venture capital firm. Mr. Welsh currently serves on the boards of Atlantis Computing Inc., a provider of storage optimization software for virtual environments, Damballa, Inc., a computer security company, LogRhythm, Inc., a security analytics platform provider, Mintigo Ltd., a marketing intelligence software company and ThreatMetrix Inc., a provider of fraud prevention services. From March 2007 to April 2008, Mr. Welsh served as Executive Vice President of Corporate Strategy and Business Development of McAfee. From June 2000 to March 2007, Mr. Welsh served as a General Partner of Partech International, LLC, a venture capital firm. From July 1995 to March 2000, Mr. Welsh served as Vice President of Corporate Development of Portal Software. Mr. Welsh holds a J.D. degree from the University of California, Berkeley, School of Law and a B.A. degree in International Relations from the University of California, Los Angeles.
Mr. Welsh was selected to serve on our Board of Directors because of his experience as a venture capitalist, corporate strategy and business development expertise and service on the boards of directors of numerous other companies.
Class III Directors — Term ending at the 2017 annual meeting of stockholders
Kimberly Alexy, age 44, has served as a member of our Board of Directors since October 2013. Since June 2005, Ms. Alexy has served as the Principal of Alexy Capital Management, a private investment management firm that she founded. From August 2012 through June 2014, Ms. Alexy served as an Adjunct Lecturer at San Diego State University in the Graduate School of Business. Since January 2015, Ms. Alexy has served on the board of directors of FireEye, Inc., a cyber security solutions provider. Since May 2008, Ms. Alexy has served on the board of CalAmp Corp., a global provider of wireless communications solutions. From September 2009 to August 2011, Ms. Alexy served on the board of SMART Modular Technologies Inc. From August 2009 to September 2010, Ms. Alexy served on the board of directors of SouthWest Water Company, a provider of services ranging from water production, treatment and distribution to utility infrastructure construction management. From December 2005 to May 2010, Ms Alexy served on the board of directors of Dot Hill Systems Corp., a provider of SAN storage solutions. From June 2005 to May 2006, Ms. Alexy served on the board of directors of Maxtor Corporation, a manufacturer of computer hard disk drives. From 1998 to January 2003, Ms. Alexy served as Senior Vice President and Managing Director of Equity Research for Prudential Securities, where she served as principal technology hardware analyst for the firm. From July 1995 to 1998, Ms. Alexy served as Vice President of Equity Research at Lehman Brothers, a financial services firm, where she covered the computer hardware sector. From June 1993 to July 1995, Ms. Alexy served as Assistant Vice President of Corporate Finance at Wachovia Bank, a financial services company. Ms. Alexy is a Chartered Financial Analyst (CFA), and holds a B.A. degree in Psychology from Emory University and an M.B.A. degree with a concentration in Finance and Accounting from the College of William and Mary.

Ms. Alexy was selected to serve on our Board of Directors because of her extensive experience in the financial services industry as an investment professional, which brings an institutional investor perspective to our Board, financial and accounting expertise and service on other public company boards.
Michael Burkland, age 52, has served as our Chief Executive Officer and as a member of our Board of Directors since January 2008 and as our President since January 2012. He has served as our Chairman since February 2014. From 2002 to 2007, Mr. Burkland worked with the Interim CEO Network, serving as an interim CEO for venture-backed technology companies, as well as heading up the firm’s strategic advisory practice. From 2000 to 2001, Mr. Burkland served as Chief Executive Officer of Omniva Policy Systems Inc., a pioneer in enterprise policy management and e-mail security, where he built and implemented the company’s initial go to market strategy for the enterprise market. From 1994 to 1998, Mr. Burkland served as Chief Executive Officer of Eventus Software, Inc., a leading developer of web content management software which was acquired by Segue Software, Inc. in 1998. Earlier in his career, he held various positions at Oracle, Patrol Software and BMC. Mr. Burkland holds M.B.A. and B.A. degrees from the University of California at Berkeley. Mr. Burkland is the brother of Daniel Burkland, the Executive Vice President of Sales and Business Development of the Company.
Mr. Burkland was selected to serve on our Board of Directors because of his perspective and experience as our Chief Executive Officer and his extensive experience as a Chief Executive Officer of companies in the technology industry.
Robert Zollars, age 57, has served as a member of our Board of Directors since December 2013. Since November 2014, Mr. Zollars has served as an operating partner at Frazier Healthcare Ventures, a private equity and venture capital firm. Since July 2014, Mr. Zollars has served as Chairman of the Board of Vocera Communications, Inc., a communications technology company. From June 2013 to July 2014, Mr. Zollars served as Executive Chairman of the Board of Vocera. From June 2007 to May 2013, Mr. Zollars served as Chairman of the Board and Chief Executive Officer of Vocera. Since February 2012, Mr. Zollars has served as Chairman of the Board of Diamond Foods, Inc., a packaged foods company, and as a member of its board of directors since February 2005. Since May 2004, Mr. Zollars has served as a member of the board of directors of VWR International, LLC, a scientific equipment distributor. From May 2006 to May 2007, Mr. Zollars served as Chief Executive Officer of Wound Care Solutions, Inc., an operator of outsourced chronic wound care centers. From June 1999 to March 2006, Mr. Zollars served as Chief Executive Officer and Chairman of the Board of Neoforma, Inc., a healthcare technology company. From January 1997 to June 1999, Mr. Zollars served as Executive Vice President and group president of Cardinal Health, Inc., a supplier of health care products and services, where he was responsible for five wholly-owned subsidiaries. From 1985 to 1997, Mr. Zollars served as a division president of four different operating units at Baxter International, Inc., a medical instrument and supply company. From 1979 to 1985, Mr. Zollars served as area vice president and in various other capacities at American Hospital Supply Corporation, a medical supply company, which was acquired by Baxter International in 1985. Mr. Zollars holds a B.S. degree in Marketing from Arizona State University and M.B.A. degree in Finance from John F. Kennedy University.
Mr. Zollars was selected to serve on our Board of Directors because of his experience as a Chief Executive Officer and service on the boards of directors of numerous other companies.

CORPORATE GOVERNANCE
Director Independence
Our Board of Directors reviews at least annually the independence of each director. During these reviews, the Board of Directors considers transactions and relationships between each director (and his or her immediate family and affiliates) and our company and its management to determine whether any such transactions or relationships are inconsistent with a determination that the director is independent. This review is based primarily on responses of the directors to questions in a directors’ and officers’ questionnaire regarding employment, business, familial, compensation and other relationships with us and our management.
The Board of Directors has determined that each of Jack Acosta, Kimberly Alexy, Jayendra Das, David DeWalt, David Welsh, Tim Wilson and Robert Zollars are “independent” under the applicable listing standards of The NASDAQ Stock Market, or NASDAQ.
As required by NASDAQ, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.
Board Leadership Structure
Our Board of Directors believes that the combined role of Chairman of the Board of Directors and Chief Executive Officer is the best leadership structure for us at the current time because it promotes the efficient and effective development and execution of our strategy and facilitates information flow between management and our Board of Directors, which are essential to effective governance. Mr. Michael Burkland, our Chief Executive Officer, is the director most familiar with our business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside the industry, while our chief executive officer brings company-specific experience and expertise.
Our corporate governance guidelines provide that one of our independent directors shall serve as our Lead Independent Director at any time when our Chief Executive Officer serves as the Chairman of our Board of Directors or if the Chairman is not otherwise independent. Our Lead Independent Director presides over periodic meetings of our independent directors, serves as a liaison between our Chairman and our independent directors and performs such additional duties as our Board of Directors may otherwise determine and delegate. Mr. David Welsh has served as our Lead Independent Director since February 2014.
Risk Oversight Management
Risk is inherent with every business and we face a number of risks, including strategic, financial, operational, legal/compliance and reputational risks. Our management is responsible for the day-to-day management of the risks that we face. Our Board of Directors as a whole has responsibility for the oversight of enterprise risk management. Our Audit Committee is responsible for overseeing the process by which management assesses and manages our exposure to risk, as well as our major financial risk exposures and the steps management takes to monitor and control such exposures, based on consultation with our management, independent auditors and our internal auditors. The Compensation Committee reviews processes related to, and steps taken to mitigate material risks related to our compensation programs. The Board’s, Audit Committee’s and Compensation Committee’s oversight roles are supported by management reporting processes that are designed to provide the Board, the Compensation Committee and the Audit Committee visibility into the identification, assessment and management of critical risks.
Information Regarding the Board of Directors and Its Committees
The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The following table provides membership information for each of the Board committees as of April 2, 2015:

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Jack Acosta	chair
Kimberly Alexy	member	member
Jayendra Das		member
David DeWalt			member
David Welsh			chair
Tim Wilson	member
Robert Zollars		chair	member
The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by our Board of Directors.
Audit Committee
Our Audit Committee operates under a formal charter, which is available free of charge on the Company’s website at http://investors.five9.com in the "Governance" section. Our Audit Committee oversees our accounting and financial reporting process and the audit of our financial statements and assists our Board of Directors in monitoring our financial systems and legal and regulatory compliance. Our Audit Committee is responsible for, among other things:

•	appointing, approving the compensation of and assessing the qualifications and independence of our independent registered public accounting firm;

•	pre-approving audit, review and attest services and fees and permissible non-audit services and fees from our independent registered public accounting firm;

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reviewing annually a report by the independent registered public accounting firm regarding the independent registered public accounting firm’s internal quality control procedures and various issues relating thereto;

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coordinating the oversight and reviewing the adequacy of our disclosure controls and procedures and internal control over financial reporting with both management and the independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly consolidated financial statements and related disclosures;

•	approving the appointment of the head of our internal audit function and overseeing and assessing the performance of the internal audit function;

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periodically reviewing legal compliance matters, significant accounting and other financial risks or exposures to our company and reviewing and, if appropriate, approving all transactions between our company or its subsidiaries and any related party (as described in Item 404 of Regulation S-K);

•	periodically reviewing our code of business conduct and ethics; and

•	reviewing the audit committee report required by SEC rules to be included in our annual proxy statement.
The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and the authority to retain counsel and advisors at our expense to fulfill its responsibilities and duties.
Our Audit Committee is comprised of Mr. Acosta, Ms. Alexy and Mr. Wilson. Mr. Acosta is the chairperson of the committee. Our Board of Directors has designated Mr. Acosta as an “audit committee financial expert,” as defined under the rules of the SEC implementing Section 407 of the Sarbanes Oxley Act of 2002. The Audit Committee met eight times during the year ended December 31, 2014.
Our Board of Directors has considered the independence and other characteristics of each member of our Audit Committee and has concluded that the composition of our audit committee meets the requirements for independence under the current requirements of SEC rules and regulations. Audit Committee members must satisfy additional independence criteria set forth under Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of the Rule 10A-3, an Audit Committee member may not, other than in his or her capacity as a member of the audit committee, accept consulting, advisory or other fees from us or be an affiliated person of us. Each of the members of our Audit Committee qualifies as an independent director pursuant to Rule 10A-3.
Compensation Committee
Our Compensation Committee operates under a formal charter, which is available free of charge on the Company’s website at http://investors.five9.com in the "Governance" section. Our Compensation Committee is responsible for developing and maintaining our compensation strategies and

•	reviewing and approving our overall executive and director compensation philosophy to support our overall business strategy and objectives;

•	reviewing and approving base salary, cash incentive compensation, equity incentive compensation and severance rights for our executive officers;

•	administering our broad-based equity incentive plans, including the granting of equity awards and determination of offerings under our employee stock purchase plan;

•	overseeing the management continuity and succession planning process (except as otherwise within the scope of our nominating and governance committee) with respect to our officers;

•	preparing any report on executive compensation required by the applicable rules and regulations of the SEC and other regulatory bodies; and

•	managing such other matters that are specifically delegated to our Compensation Committee by applicable law or by the Board of Directors from time to time.
The Compensation Committee also has the power to investigate any matter brought to its attention within the scope of its duties and authority to retain counsel and advisors at our expense to fulfill its responsibilities and duties.
Our Compensation Committee is comprised of Ms. Alexy, Mr. Das and Mr. Zollars, who is the chairperson of the committee. Each of the Compensation Committee members meet the independence requirements set forth in the rules of NASDAQ, the “non-employee director” standard within the meaning of Rule 16b-3(d)(3) promulgated under the Exchange Act, and the “outside director” standard within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. The Compensation Committee met five times during the year ended December 31, 2014.
Processes and Procedures for Compensation Decisions
Our Compensation Committee is responsible for the executive compensation programs for our executive officers and reports to our Board of Directors on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our Compensation Committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers who report to him, except that the Chief Executive Officer does not make recommendations as to his own compensation. Our Chief Executive Officer makes recommendations to our Compensation Committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our

Compensation Committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer including the Chief Executive Officer, as well as each individual compensation component.
Our Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. In 2013, our Compensation Committee retained Compensia, a national compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. Accordingly, Compensia now serves at the discretion of our Compensation Committee. Our Compensation Committee engaged Compensia to assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair.
Compensation Committee Interlocks and Insider Participation
Ms. Alexy and Messrs. Das and Zollars served as members of our Compensation Committee during 2014. None of the members of our Compensation Committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in 2014 has served, as a member of the Board of Directors or Compensation Committee (or other board committee performing equivalent functions) of any other company that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.
Nominating and Governance Committee
Our Nominating and Governance Committee operates under a formal charter, which is available free of charge on the Company’s website at http://investors.five9.com in the "Governance" section. Our Nominating and Governance Committee oversees and assists our Board of Directors in reviewing and recommending corporate governance policies and nominees for election to our Board of Directors and its committees. The Nominating and Governance Committee is responsible for, among other things:

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assessing, developing and communicating with our Board of Directors concerning the appropriate criteria for nominating and appointing directors, including the size and composition of the Board of Directors, corporate governance policies, applicable listing standards, laws, rules and regulations, our nominating policy and other factors considered appropriate by our Board of Directors;

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identifying and recommending to our Board of Directors the director nominees for annual and special meetings of our stockholders, or to fill a vacancy on the Board of Directors, in each case in accordance with the nominating policy;

•	having sole authority to retain and terminate any search firm used to identify director candidates and approve the search firm’s fees and other retention terms;

•	if and when requested by our Board of Directors, assessing and recommending to the board the composition of each of its committees;

•	reviewing, as necessary, any executive officer’s request to accept a directorship position with another company;

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developing, assessing and making recommendations to our Board of Directors concerning corporate governance matters, including appropriate revisions to our amended and restated certificate of incorporation, amended and restated bylaws, corporate governance policies, committee charters and nominating policy;

•	overseeing an annual evaluation of our Board of Directors, its committees and each director and management;

•	developing with management and monitoring the process of orienting new directors and continuing education for all directors; and

•	regularly reporting its activities and any recommendations to our Board of Directors.
The Nominating and Governance Committee also has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors at our expense for any matters related to the fulfillment of its responsibilities and duties.
Our Nominating and Governance Committee is comprised of Mr. DeWalt, Mr. Zollars and Mr. Welsh, who is the chairperson of the committee. Each of the Nominating and Governance Committee members meet the independence requirements set forth in the rules of NASDAQ. Our Nominating and Governance Committee did not hold any meetings during the year ended December 31, 2014.

Identifying, Evaluating and Recommending Nominees
The Nominating and Governance Committee initiates the process of identifying and recommending Board nominees by preparing a slate of potential candidates who, based on their biographical information and other information available to the Nominating and Governance Committee, appear to meet the criteria specified below and/or who have specific qualities, skills or experience being sought (based on input from the full Board of Directors). The Nominating and Governance Committee may engage a third-party search firm or other advisors to assist in identifying prospective nominees, consider stockholder suggestions for potential nominees or re-nominate existing directors based on their continuing qualifications. The Nominating and Governance Committee limits the number of officers or employees of the Company serving at any time on the Board to maintain a majority of independent directors.
After reviewing appropriate biographical information and qualifications, first-time candidates are to be interviewed by at least one member of the Nominating and Governance Committee and by the Chief Executive Officer. Upon completion of the above procedures, the Nominating and Governance Committee determines the list of potential candidates to be recommended to the full Board of Directors for nomination at the annual meeting or special meeting or to fill any vacancy. The Board of Directors selects the slate of nominees (or in the case of a vacancy, selects such nominee) only from candidates identified, screened and approved by the Nominating and Governance Committee.
Qualifications for Director Nominees
The Nominating and Governance Committee has established the following minimum criteria for evaluating prospective board candidates:

•	Reputation for integrity, strong moral character and adherence to high ethical standards.

•	Holds or has held a generally recognized position of leadership in community and/or chosen field of endeavor, and has demonstrated high levels of accomplishment.

•	Demonstrated business acumen and experience, and ability to exercise sound business judgment and common sense in matters that relate to the current and long-term objectives of the Company.

•	Ability to read and understand basic financial statements and other financial information pertaining to the Company.

•	Commitment to understand the Company and its business, industry and strategic objectives.

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Commitment and ability to regularly attend and participate in meetings of the Board of Directors, Board of Directors committees and stockholders, number of other company boards of directors on which the candidate serves and ability to generally fulfill all responsibilities as a director of the Company.

•	Willingness to represent and act in the interests of all stockholders of the Company rather than the interests of a particular group.

•	Good health, and ability to serve.

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For prospective non-employee directors, independence under applicable SEC and stock exchange rules, and the absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the nominee serving as a director.

•	Willingness to accept the nomination to serve as a director of the Company.
Other Factors for Potential Director Nominee Consideration
The Nominating and Governance Committee will also consider the following factors in connection with its evaluation of each prospective nominee:

•	Whether the prospective nominee will foster a diversity of backgrounds, skills, perspectives and experiences.

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For potential audit committee members, whether the nominee possesses the requisite education, training and experience to qualify as “financially literate” or as an audit committee “financial expert” under applicable SEC and stock exchange rules.

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For incumbent directors standing for re-election, the incumbent director’s performance during his or her term, including the number of meetings attended, level of participation, overall contribution to the Company, number of other company boards on which the director serves, and any changed circumstances affecting the individual director that may bear on his or her ability to continue to serve on the Board.

•	The composition of the Board of Directors and whether the prospective nominee will add to or complement the Board of Director’s existing strengths.

Stockholder Suggestions for Potential Nominees
The Nominating and Governance Committee will consider suggestions of nominees from stockholders. Stockholders may recommend individuals for consideration by submitting the materials set forth below to the Company addressed to the chair of the Nominating and Governance Committee at the Company’s address. To be timely, the written materials must be submitted within the time permitted for submission of a stockholder proposal for inclusion in the Company’s proxy statement for the applicable meeting.
The written materials must include: (1) all information relating to the individual recommended that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (2) the name(s) and address(es) of the stockholders making the nomination and the amount of the Company’s securities that are owned beneficially and of record by such stockholder(s); (3) appropriate biographical information (including a business address and a telephone number) and a statement as to the individual’s qualifications, with a focus on the criteria described above; (4) a representation that the stockholder of record is a holder of record of stock of the Company entitled to vote on the date of submission of such written materials, and (5) any material interest of the stockholder in the nomination.
The Nominating and Governance Committee will evaluate a prospective nominee suggested by any stockholder in the same manner and against the same criteria as any other prospective nominee identified by the Nominating and Governance Committee from any other source.
Meetings of the Board of Directors
The Board of Directors met 13 times during the year ended December 31, 2014. During the year ended December 31, 2014, except for Mr. Zollars, each director then in office attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he or she served, held during the period for which he or she was a director or committee member. Mr. Zollars attended 72% of the aggregate of the meetings of the Board of Directors and the committees on which he served during the period for which he was a director or committee member, primarily due to scheduling conflicts for meetings held in early 2014 that were scheduled prior to Mr. Zollars’s appointment to the Board of Directors in December 2013.
Code of Business Conduct
The Board of Directors has adopted a code of business conduct and ethics that is applicable to all of our employees, officers and directors, including our chief executive and senior financial officers. The full text of our code of business conduct is posted on our website at http://investors.five9.com under the "Governance" section.
Stockholder Communications with the Board of Directors
Stockholders may communicate with our Board of Directors, either generally or with a particular director, by email at stockholdercommunication@five9.com or by writing to the following address:
The Board of Directors
c/o Corporate Secretary
Five9, Inc.
Bishop Ranch 8
4000 Executive Parkway, Suite 400
San Ramon, CA 94583
Each such communication should set forth (i) the nature of the stockholder’s interest in Five9 (including share ownership) and (ii) contact information for the individual submitting the communication (including name, address, telephone and email address, as applicable). Communications that are intended specifically for non-employee directors should be sent to the postal or email address above to the attention of the Chair of the Nominating and Governance Committee.
The Corporate Secretary of Five9 will receive and review communications addressed to the Board, any Board committee or any director. The Corporate Secretary may communicate with the sender for necessary clarification.
The Corporate Secretary will not forward to the Board, any Board committee or any director communications that are not related to the duties and responsibilities of the Board, including, without limitation, spam, junk mail, advertisements, mass mailings, solicitations, job inquiries and opinion survey polls. Further, the Corporate Secretary will not communicate any offensive, inappropriate or otherwise irrelevant communications to the Board. The Corporate Secretary will maintain a log of any such communications not shared with the Board, which any director may review upon request, except that such log will not contain any spam, junk mail, advertisements, mass mailings, solicitations or similar information. The Corporate Secretary will share all proper communications with the Board, the appropriate Board committee or the appropriate director(s) on at least a quarterly basis.

Attendance at Annual Meeting of Stockholders by the Board of Directors
Pursuant to our Corporate Governance Guidelines, our directors are encouraged, but not required, to attend our annual meeting of stockholders.
Compensation of Directors
Prior to our initial public offering (“IPO”), we did not have a formal policy with respect to compensation payable to our non-employee directors for service as directors and we did not pay any cash compensation for their service on our Board of Directors and committees of our Board of Directors. From time to time, we granted stock options to certain non-employee directors for their service on our Board of Directors and its committees. We also reimbursed our directors for expenses associated with attending meetings of our Board of Directors and committees of our Board of Directors.
Since our IPO in April 2014, the compensation of our non-employee directors has consisted of an annual cash retainer and equity awards under our non-employee director compensation policy that was approved by our Board of Directors in connection with the IPO and amended in February 2015. Directors who are also our employees receive no additional compensation for their service as directors. During 2014, Michael Burkland served both on the Board and as our Chief Executive Officer. See “Executive Compensation” for information about his compensation.
Cash Compensation
The annual cash retainer amounts are payable in equal quarterly installments.

•	Annual Board Service Retainer:

◦	All Directors: $30,000

•	Annual Chair Service Fee (in addition to the Annual Board Service Retainer):

◦	Chairman/Lead Director of the Board: $15,000

◦	Chairman of the Audit Committee: $17,000

◦	Chairman of the Compensation Committee: $10,000

◦	Chairman of the Nominating & Corporate Governance Committee: $5,000

•	Annual Committee Member (non-Chair) Service Fee (in addition to the Annual Board Service Retainer):

◦	Audit Committee: $7,000

◦	Compensation Committee: $5,000

◦	Nominating & Corporate Governance Committee: $3,000
Equity Compensation
In 2014, our non-employee directors were granted the equity awards described below under our 2014 Equity Incentive Plan (“2014 Plan”), subject to the limitation in our 2014 Plan on the number of awards that can be granted in a calendar year to any one individual or director. All unvested outstanding stock awards granted under this policy will become fully vested as of immediately prior to a Change in Control (as defined in our 2014 Plan).

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IPO RSU Grant:    Upon our IPO, each of our directors was granted 25,000 restricted stock units (“RSUs”), which was equal to (i) $175,000, divided by (ii) our public offering price of $7.00 per share (the “IPO Grant”). The IPO Grant will vest in full in one installment on the first anniversary of our IPO.

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New Director RSU Grant:    After our IPO, for any individual who first becomes a director (other than as a result of an employee director transitioning to become a non-employee director), he or she will be granted an RSU with a grant date fair value of $300,000 (based on the per share closing market price of the Company's common stock on the date such director commences service) (the “New Director Grant”). The New Director Grant will vest in three (3) equal annual installments.

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Annual RSU Grant:    Commencing in 2015, on the date of each annual meeting of our stockholders at which directors are regularly elected (each, an “Annual Meeting”), each director who has been a director for at least six months will be granted an RSU with a grant date fair value of $150,000 (based on the per share closing price of the Company's common stock on the date of the Annual Meeting)(the “Annual Grant”). The Annual Grant will vest in full in one installment on the earlier to occur of (i) the first anniversary of the grant date, and (ii) immediately prior to our next succeeding Annual Meeting.

The following table sets forth the total compensation earned by each person who served as a director during the year ended December 31, 2014, other than Michael Burkland who also served as our Chief Executive Officer.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2) (3)	Total ($)
Jack Acosta	$34,992	$175,000	$209,992
Kimberly Alexy	31,269	175,000	206,269
Jayendra Das	26,058	175,000	201,058
David DeWalt	24,569	175,000	199,569
Mitchell Kertzman	22,335	175,000	197,335
David Welsh	37,225	175,000	212,225
Tim Wilson	27,547	175,000	202,547
Robert Zollars	32,014	175,000	207,014

(1) Amounts represent the fees earned or paid in cash to our non-employee directors since our IPO in April 2014 based on the compensation policy set forth above.
(2) Amounts listed in this column reflect the grant date fair value of RSUs granted in 2014 calculated in accordance with ASC Topic 718 excluding the impact of estimated forfeitures. The Company generally values RSUs at the closing market price of the Company’s common stock on the date of grant. However, the 2014 RSU grants were valued at our IPO price of $7.00 per share.
(3) As of December 31, 2014, stock options and RSUs held by our non-employee directors were as follows:

Name	Stock Options Outstanding (#)	RSUs That Have Not Vested (#)
Jack Acosta	112,500	25,000
Kimberly Alexy	87,500	25,000
Jayendra Das	—	25,000
David DeWalt	265,400	25,000
Mitchell Kertzman	—	25,000
David Welsh	—	25,000
Tim Wilson	—	25,000
Robert Zollars	87,500	25,000

PROPOSAL No. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 and has further directed that management submit the appointment of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited our financial statements since their appointment in 2012. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm. However, the Board of Directors is submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting will be required to ratify the appointment of KPMG LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for the purpose of determining whether this matter has been approved. For further information about how votes will be counted, please refer above to the section entitled “How many votes are needed to approve each proposal.”
Independent Registered Public Accounting Firm’s Fees
The following table sets forth the aggregate fees we paid to KPMG LLP, our independent registered public accounting firm, for professional services provided during the years ended December 31, 2014 and December 31, 2013:

	2014	2013

	(In thousands)
Audit fees (1)	$895	$2,358
Audit-related fees	—	—
Tax fees (2)	23	56
All other fees	—	—
Total fees	$918	$2,414

(1) Audit fees for 2014 consist of fees incurred for the audit of our annual financial statements and review of the quarterly financial statements of our fiscal year 2014. Audit fees for 2013 consist of fees for services associated with our IPO of Common Stock completed in April 2014, which included audits of our financial statements of 2012 and 2013, review of our registration statement on Form S-1 filed with the SEC, as well as comfort letters, consents and review of documents filed with the SEC.
(2) Tax fees represent fees for tax compliance and consulting services performed in the year indicated.
Pre-Approval Policies and Procedures
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services rendered by KPMG LLP, our independent registered public accounting firm, and related fees. The Audit Committee can pre-approve specified services in defined categories of audit services, audit-related services, tax services and related fees up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of KPMG LLP or on an individual case-by-case basis before KPMG LLP is engaged to provide a service. All audit, audit-related and tax services were pre-approved by the Audit Committee. The Audit Committee has determined that, subject to reasonable limits, the rendering of the services other than audit services by KPMG LLP is compatible with maintaining the independent registered public accounting firm’s independence.
The Board of Directors Recommends A Vote “FOR” The Ratification Of The Appointment of
KPMG LLP As Five9’s Independent Registered Public Accounting Firm For
Its Fiscal Year Ending December 31, 2015.

Audit Committee Report
The Audit Committee of the Board of Directors currently consists of the three non-employee directors named below. The Board of Directors annually reviews the NASDAQ listing standards’ definition of independence for Audit Committee members and has determined that each member of the Audit Committee meets that standard. The Board of Directors has also determined that Mr. Acosta is an audit committee financial expert as described in applicable rules and regulations of the SEC.
The principal purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for appointing and retaining our independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm. The Audit Committee’s function is more fully described in the Audit Committee Charter, which the Board of Directors has adopted and which the Audit Committee reviews on an annual basis.
The Company’s management is responsible for preparing our consolidated financial statements in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). KPMG LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion as to whether those consolidated financial statements fairly present, in all material respects, the financial position, results of operations, and cash flows of the Company in conformity with U.S. GAAP.
The Audit Committee has reviewed and discussed with our management the audited consolidated financial statements of the Company included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (“10-K”).
The Audit Committee has also reviewed and discussed with KPMG LLP the audited consolidated financial statements in the 10-K and the audit results. In addition, the Audit Committee discussed with KPMG LLP the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16 “Communication with Audit Committees”, Rule 2-07 “Communication with Audit Committees” of Regulation S-X, and other PCAOB Rules and Standards. In addition, we received from and discussed with KPMG LLP the written disclosures and the letter, as required by PCAOB Ethics and Independence Rule 3526 “Communication with Audit Committees Concerning Independence,” and discussed KPMG LLP's independence with them. Upon completing these activities, the Audit Committee concluded that KPMG LLP is independent from the Company and its management.
Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited consolidated financial statements be included in the Company’s 10-K and filed with the Securities and Exchange Commission.
Submitted by the Audit Committee of the Board of Directors:

Jack Acosta (Chair)
Kimberly Alexy
Tim Wilson

EXECUTIVE OFFICERS
The following table sets forth the names, ages and positions of our executive officers who are not also directors of Five9 as of April 2, 2015:

Name	Age	Positions
Barry Zwarenstein	66	Chief Financial Officer
Daniel Burkland	50	Executive Vice President, Sales and Business Development
Moni Manor	49	Chief Technology Officer
David Milam	59	Chief Marketing Officer
Gaurav Passi	41	Executive Vice President, Product Management
Scott Welch	50	Executive Vice President, Cloud Operations
Barry Zwarenstein, age 66, has served as our Chief Financial Officer since January 2012. Since November 2007, Mr. Zwarenstein has served on the board of directors of Dealertrack Technologies, Inc., a provider of subscription-based software and data solutions for the automotive retail industry. From September 2008 to November 2011, Mr. Zwarenstein served as Senior Vice President and Chief Financial Officer of SMART Modular Technologies, Inc., a designer, manufacturer and supplier of electronic subsystems to original equipment manufacturers that was acquired by Silver Lake Partners in August 2011. From July 2004 through November 2006, Mr. Zwarenstein served as Senior Vice President and Chief Financial Officer, and from December 2006 through August 2008, as Executive Vice President and Chief Financial Officer, of VeriFone Holdings, Inc., a global provider of technology for electronic payment transactions and value-added services at the point-of-sale. From November 2001 to June 2004, Mr. Zwarenstein served as Vice President of Finance and Chief Financial Officer of Iomega Corporation, a provider of storage and network security systems. From January 2001 to June 2001, Mr. Zwarenstein served as Vice President and Chief Financial Officer of Mellanox Technologies Ltd., a fabless semiconductor company. From October 1998 to December 2000, Mr. Zwarenstein served as Senior Vice President and Chief Financial Officer of Acuson Corporation, a company specializing in high quality medical ultrasound equipment that was acquired by Siemens AG in 2000. From July 1996 to September 1998, Mr. Zwarenstein served as Senior Vice President, Finance, New Business Development and Chief Financial Officer of Logitech International S.A., a Switzerland-based provider of personal peripherals for computers and other digital platforms. Mr. Zwarenstein holds a Bachelor of Commerce degree from the University of Natal (now known as University of KwaZulu-Natal), South Africa, and an M.B.A. degree from the Wharton School at the University of Pennsylvania. He is qualified as a Chartered Accountant (South Africa).
Daniel Burkland, age 50, has served as our Executive Vice President of Sales and Business Development since February 2014. From December 2009 to February 2014, he served as our Senior Vice President of Enterprise Sales and Business Development. From April 2006 to November 2009, Mr. Burkland served as Senior Vice President of Sales at Transera Communications, Inc., a cloud contact center software company. From December 2003 to March 2006, Mr. Burkland served as Senior Vice President of Worldwide Sales of IP Unity, Inc., a provider of carrier-hosted unified communications and conferencing solutions. From August 1997 to November 2003, Mr. Burkland held various sales management roles with Cisco and GeoTel Communications LLC, which was acquired by Cisco in 1999. Mr. Burkland holds a B.S. degree from California State University at Chico. Mr. Burkland is the brother of Michael Burkland, our Chairman, President and CEO.
Moni Manor, age 49, has served as our Chief Technology Officer since January 2015. From July 2013 to December 2014, Mr. Manor served as our Executive Vice President of Products. From May 2008 to June 2013, Mr. Manor served as a Vice President of Research and Development in Nortel Networks Corporation, a provider of communications solutions, and then of Avaya following its acquisition of Nortel’s enterprise solutions business in 2009. From May 2002 to April 2008, Mr. Manor served in various roles, the last two of which were Vice President of Customer Relationship Management followed by General Manager and Vice President of Product Development, at Amdocs Limited, a provider of software and services for communications providers. From September 1999 to April 2002, Mr. Manor served as Managing Director and Vice President of Research and Development at Manna, Inc., a developer of online personalization solutions for e-marketers. Mr. Manor holds a B.Sc. degree from Tel Aviv University, an M.Sc. degree from Stanford University, and an M.B.A. degree from Northwestern University.
David Milam, age 59, has served as our Chief Marketing Officer since September 2012. From May 2007 to September 2012, Mr. Milam served as Chief Marketing Officer and Executive Vice President of McAfee, Inc., or McAfee, a provider of security, endpoint, network, compliance and mobile security, and continued to serve in such position when McAfee was acquired by Intel Corporation, or Intel, in 2011. From October 2006 to May 2007, Mr. Milam served as Chief Marketing Officer of ZANTAZ, Inc., a privately-held content archiving company which was acquired by Autonomy Corp. plc in 2007. From February 2004 to October 2006, Mr. Milam served as Senior Vice President and Chief Marketing Officer of EMC Corporation’s storage and content management software group. From September 2001 to February 2004, Mr. Milam served as Chief Marketing Officer of Documentum, Inc., or Documentum, an enterprise content management platform which was acquired by EMC in 2003. Mr. Milam holds M.B.A. and B.S. degrees from California State University at Long Beach.
Gaurav Passi, age 41, has served as our Executive Vice President of Product Management since January 2015. From August 2013 to December 2014, Mr. Passi served as our Senior Vice President of Product Management. From October 2012 to August 2013, Mr. Passi served as the Head of Products at Deutsche Telekom Hosted Business Services, a provider of cloud-based business communications solutions. From December 2010 to October 2012, he served as Vice President of Products at Amdocs, a worldwide provider of software and services for communications, media, and entertainment industry. From August 2009 to December 2010, Mr. Passi served as Vice President/Head Software Business at Ciena, a global manufacturer of communications network equipment and solutions. From July 2003 to August 2009, Mr. Passi held various leadership positions at Rainmaker Systems, a sales and marketing solutions and services company, and at Amdocs. Mr. Passi holds a B.S. degree and an M.Sc. degree from Panjab University in India. He also holds an M.Sc. degree from California State University, East Bay and an M.B.A. degree from the Institute of Management Technology, Ghaziabad, India.
Scott Welch, age 50, has served as our Executive Vice President of Cloud Operations since March 2014. From September 2004 to February 2014, Mr. Welch served as Executive Vice President and Chief Operating Officer of inContact, Inc., a provider of cloud contact center software solutions. He served as inContact’s Chief Operating Officer from October 2004 to February 2014 and Chief Security Officer from December 2009 to February 2014 and as its Chief Information Officer from September 2003 to September 2004. Before joining inContact, Mr. Welch held positions as vice president information technology, vice president of application development, and information technology director at various technology companies. Mr. Welch holds a B.S. degree from Utah Valley University.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of March 17, 2015 by:

•	each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•	our named executive officers;

•	each of our directors; and

•	all current executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 17, 2015 and RSUs that vest within 60 days of March 17, 2015 are deemed outstanding and beneficially owned by the person holding such options for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table and subject to applicable community property laws, to our knowledge the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Percentage beneficially owned is based on 49,586,623 shares of common stock outstanding on March 17, 2015 plus shares of common stock otherwise deemed outstanding under applicable SEC rules. The table below is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC.
Unless otherwise indicated, the principal address of each of the stockholders below is c/o Five9, Inc., Bishop Ranch 8, 4000 Executive Parkway, Suite 400, San Ramon, CA 94583.

	Beneficial Ownership
Name of Beneficial Owner	Common Stock		Options Exercisable Within 60 Days	RSUs Vesting Within 60 Days	Total Number of Shares Beneficially Owned		Percent
5% Stockholders:
Hummer Winblad Venture Partners V, L.P.	8,410,041			25,000	8,435,041	(1)	17.0%
Entities affiliated with Adams Street Partners	7,174,677			25,000	7,199,677	(2)	14.5%
Entities affiliated with Partech International	6,309,628				6,309,628	(3)	12.7%
FMR LLC	4,148,846				4,148,846	(4)	8.4%
Named Executive Officers and Directors:
Michael Burkland	914,125	(5)	1,233,338	—	2,147,463		4.2%
Daniel Burkland	73,975		307,756	—	381,731		*
Scott Welch	19,921		65,186	3,902	89,009		*
Jack Acosta	200,000	(6)	112,500	25,000	337,500		*
Kimberly Alexy	10,000	(7)	32,812	25,000	67,812		*
Jayendra Das	2,429,206	(8)	—	25,000	2,454,206		4.9%
David DeWalt			199,050	25,000	224,050		*
Mitchell Kertzman	8,410,041		—	25,000	8,435,041	(9)	17.0%
David Welsh	7,174,677		—	25,000	7,199,677	(10)	14.5%
Tim Wilson (11)	—		—	25,000	25,000		*
Robert Zollars	10,000	(12)	29,166	25,000	64,166		*
All current directors and executive officers as a group (15 persons)	19,685,218		2,391,905	153,902	22,231,025		42.6%

*	Represents beneficial ownership of less than one percent (1%).

(1)
Includes 25,000 shares of common stock issuable to Mitchell Kertzman upon the vesting of RSU awards within 60 days of March 17, 2015. Beneficially owned shares are held by Hummer Winblad Venture Partners V, L.P., as nominee for Hummer Winblad Venture Partners V, L.P. and Hummer Winblad Equity Partners V, L.L.C., its general partner. Mr. Kertzman, one of our directors, is a managing director of Hummer Winblad Equity Partners V, L.L.C., and may be deemed to have voting and investment power over the shares held by Hummer Winblad Venture Partners V, L.P. The address for these entities is Pier 33 South, The Embarcadero, San Francisco, California 94111.

(2)
Includes 25,000 shares of common stock issuable to David S. Welsh upon the vesting of RSU awards within 60 days of March 17, 2015. Adams Street 2008 Direct Fund, L.P., or AS 2008, is the record owner of 2,584,821 shares, Adams Street 2009 Direct Fund, L.P., or AS 2009, is the record owner of 2,235,689 shares, Adams Street 2010 Direct Fund, L.P., or AS 2010, is the record owner of 1,269,991 shares and Adams Street 2011 Direct Fund, L.P., or AS 2011, is the record owner of 1,084,176 shares. The shares owned by AS 2008, AS 2009, AS 2010 and AS 2011 may be deemed to be beneficially owned by Adams Street Partners, LLC, the managing member of the general partner of each of AS 2008, AS 2009, AS 2010 and AS 2011. David Brett, Jeffrey T. Diehl, Elisha P. Gould III, Michael S. Lynn, Robin P. Murray, Sachin Tulyani, Craig D. Waslin and David S. Welsh, each of whom is a partner of Adams Street Partners, LLC (or a subsidiary thereof) may be deemed to have shared voting and investment power over the shares owned by each of AS 2008, AS 2009, AS 2010 and AS 2011. The address for each of these entities is One North Wacker Drive, Suite 2200, Chicago, Illinois 60606.

(3)
Consists of (i) 3,510,983 shares held by Partech U.S. Partners IV, LLC, or Partech US, (ii) 678,128 shares held by Partech International Growth Capital I LLC, or Partech I, (iii) 1,117,124 shares held by Partech International Growth Capital II LLC, or Partech II, (iv) 678,130 shares held by Partech International Growth Capital III LLC, or Partech III, (v) 276,103 shares held by AXA Growth Capital II LP, or AXA, (vi) 24,580 shares held by 45th Parallel LLC, or 45th Parallel, and (vii) 24,580 shares held by PAR SF II, LLC, or Par SF. Vincent R. Worms is (A) the sole member of Par SF, (B) the managing member of 47th Parallel, LLC, which is the managing member of Partech US, (C) the managing member of 45th Parallel, which is the managing member of 46th Parallel, LLC, which is the managing member of Partech I, Partech II and Partech III, and (D) the managing member of 48th Parallel, LLC, which is the investment general partner of AXA, and he has voting and investment power over the securities held by Par SF, Partech US, 45th Parallel, Partech I, Partech II, Partech III and AXA. The address for these entities is 200 California Street, Suite 500, San Francisco, California 94111.

(4)
Beneficial ownership information is based on a Schedule 13G filed with the SEC on February 13, 2015 by FMR LLC (“FMR”). FMR LLC, Edward C. Johnson 3d and Abigail P. Johnson each have sole disposition power with respect to all 4,148,846 shares of our common stock. The business address of FMR is 245 Summer Street, Boston, Massachusetts 02210.

(5)
Excludes 212,500 shares held by The Burkland Family Trust, an irrevocable trust for the benefit of his children (the “Trust Shares”). Michael Burkland does not serve as trustee of the Trust Shares and does not have beneficial ownership of the Trust Shares.

(6)	Consists of 200,000 shares that are held by Jack L. Acosta & Susan J. Acosta Co - T.
(7)	Consists of 10,000 shares held by a trust.
(8)
Consists of 2,429,206 common shares held by Sapphire Ventures, LLC., or SAPV. Mr. Das, one of our directors, is a managing member of SAP Ventures (GPE) I, L.L.C., the general partner of SAPV. Sapphire Ventures, LLC (formerly SAP Ventures, LLC) is the general partner of SAPV. The shares owned by SAPV may be deemed to be beneficially owned by Nino Nikola Marakovic, Jayendra Das, David Armin Hartwig, Richard Douglas Higgins, Ing Jorg Sievert and Andreas Markus Weiskam, the managing members of SAP Ventures (GPE) I, L.L.C. who share voting and dispositive power over the shares held by SAPV. The address for these entities is 3412 Hillview Avenue, Palo Alto, CA 94304.

(9)
Consists of shares listed in footnote (1) above, which are held by Hummer Winblad Venture Partners V, L.P., or HWVP. Mr. Kertzman, one of our directors, is a managing director of Hummer Winblad Venture Partners.

(10)
Consists of shares listed in footnote (2) above, which are held by entities affiliated with Adams Street Partners. Mr. Welsh, one of our directors, is a partner with Adams Street Partners, LLC. Mr. Welsh was formerly a partner of Partech International, LLC.

(11)
Mr. Wilson, one of our directors, is a non-managing member of (i) 47th Parallel, LLC, which is the managing member of Partech U.S. Partners IV, LLC, (ii) 48th Parallel, LLC, which is the investment general partner of AXA Growth Capital II L.P., and (iii) 45th Parallel LLC, which is the managing member of 46th Parallel, LLC, which is the managing member of Partech International Growth Capital I, LLC, Partech International Growth Capital II, LLC and Partech International Growth Capital III, LLC, but does not have voting control or investment power over the shares owned by Partech U.S. Partners IV, LLC, AXA Growth Capital II L.P., Partech International Growth Capital I, LLC, Partech International Growth Capital II, LLC, Partech International Growth Capital III, LLC, or 45th Parallel, LLC.

(12)
Consists of 10,000 shares of common stock held by ZoCo L.P. that is a family limited liability partnership pursuant to which Mr. Zollars and his wife are general partners and Mr. Zollars’ children are limited partners.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which require them to file reports with respect to their ownership of our common stock and their transactions in our common stock.
The Company believes that all requirements under Section 16(a) of the Securities and Exchange Act of 1934 applicable to directors and executive officers of the Company were complied with by such persons during the last fiscal year. In making this disclosure, the Company has relied on written representations by or on behalf of its directors and executive officers and copies of reports filed.

EXECUTIVE COMPENSATION
Five9 is an “emerging growth company,” as defined in Section 101(a)(19)(C) of the Jumpstart Our Business Startups Act of 2012. As an emerging growth company, under SEC rules, we are not required to include a Compensation Discussion and Analysis section in this proxy statement and have elected to comply with the reduced disclosure requirements applicable to emerging growth companies.
Compensation Committee Report
The information contained in the following Compensation Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.
The Compensation Committee has reviewed and discussed the Executive Compensation section of this Proxy Statement set forth below with the Company's management. Based on its review and discussions, the Compensation Committee recommended to the Board of Directors that the Executive Compensation section set forth below be included in this Proxy Statement.
Submitted by the Compensation Committee of the Board of Directors:

Robert Zollars (Chair)
Kimberly Alexy
Jayendra Das

Summary Compensation Table for 2014 and 2013
The following table provides information concerning the compensation earned by or paid to our Chief Executive Officer and the two other most highly compensated individuals who served as our executive officers during 2014. We refer to these individuals as our named executive officers, or NEOs.

		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compen- sation	All Other Compen- sation	Total Compen- sation
Name and Principal Position	Year	($)	($) (1)	($) (2)(4)	($) (3)(4)	($) (5)	($) (6)	($)
Michael Burkland	2014	$508,173	$—	$722,500	$716,136	$263,972	$—	$2,210,781
Chief Executive Officer and President	2013	366,212	—	—	1,842,693	139,146	—	2,348,051

Daniel Burkland	2014	307,911	—	297,500	294,087	186,653	—	1,086,151
Executive Vice President of Sales and Business Development	2013	225,055	—	—	553,527	111,434	—	890,016

Scott Welch (7)	2014	255,313	9,000	678,266	1,421,095	63,385	25,000	2,452,059
Executive Vice President of Cloud Operations	2013	—	—	—	—	—	—	—

(1) Represents discretionary cash bonus paid.
(2) The dollar amounts in this column represent the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of RSUs granted in 2014.
(3) The dollar amounts in this column represent the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of stock option awards granted in the applicable fiscal year.
(4) The aggregate grant date fair value of equity awards in this column has been calculated in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 8 to the notes to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for a discussion of assumptions made in determining the grant date fair value of equity awards.
(5) Amounts in this column represent amounts earned under our bonus program based on achievement of corporate financial and individual performance goals selected by our Board of Directors for fiscal 2013 (prior to our IPO) and our Compensation Committee for 2014 (after our IPO), respectively. Under our bonus program, performance is measured on a quarterly basis.
(6) The amount reported for Mr. Welch represents travel allowance the Company paid to him from March to July of 2014 before he relocated to San Ramon, California.
(7) Mr. Welch joined the Company on March 3, 2014.
Executive Employment Arrangements
Michael Burkland. On January 1, 2012, we entered into an employment agreement with Michael Burkland, our Chief Executive Officer and President. Effective November 22, 2013, Michael Burkland’s base salary was $444,357. Effective upon the completion of our IPO on April 3, 2014, Michael Burkland's base salary increased to $530,401. Michael Burkland is eligible to earn an annual bonus and be granted awards from our equity incentive plans. Michael Burkland is an at-will employee under his employment agreement. Michael Burkland’s employment agreement provides for an initial term of one year that is automatically renewed for additional one year terms, and that he will serve as a member of our Board of Directors during the term of the agreement. See “Potential Payments upon Termination or Change in Control” for a description of Michael Burkland's severance rights.
Daniel Burkland. On October 20, 2009, we entered into an offer letter with Daniel Burkland. Effective November 22, 2013, Daniel Burkland’s base salary was $279,896. Effective upon the completion of our IPO on April 3, 2014, Daniel Burkland's base salary increased to $317,669. Danniel Burkland is eligible to earn an annual bonus and sales commissions and receive awards from our equity incentive plans. Daniel Burkland is an at-will employee under his offer letter. See “Potential Payments upon Termination or Change in Control” for a description of Daniel Burkland's severance rights.

Scott Welch. On February 21, 2014, we entered into an offer letter with Scott Welch, our Executive Vice President of Cloud Operations. Effective March 3, 2014, Mr. Welch’s base salary was $285,000. Effective August 1, 2014, Mr. Welch's base salary increased to $327,750. Mr. Welch is eligible to earn an annual bonus and receive awards from our equity incentive plans. Mr. Welch is an at-will employee under his offer letter. See “Potential Payments upon Termination or Change in Control” for a description of Mr. Welch's severance rights.
Equity Awards Granted in 2014
In 2014, in consultation with Compensia, our compensation consultant, and a review of market practices, the Compensation Committee decided to adjust the type of equity awards granted to our employees as part of our annual review process so that approximately 50% of the market value of the awards granted as part of such review were granted in the form of RSUs, and the other 50% of the market value of such awards were granted in the form of options. In 2014, we granted options and RSUs to our named executive officers pursuant to our annual review process. In addition, we granted options and RSUs to Mr. Welch in connection with his hire as Executive Vice President of Cloud Operations. Please see the section below entitled “Outstanding Equity Awards at Fiscal Year-End” for a description of the terms of the options and RSUs granted to our named executive officers in 2014.
Non-Equity Incentive Plan Compensation
Our bonus program for 2014 provided bonus opportunities to eligible employees, including our executive officers, on a quarterly basis calculated using each eligible employee’s target bonus amount (“Target Bonus”) and achievement against corporate financial performance and personal objectives determined by the Board in connection with setting the corporate budget for 2014.
Prior to our IPO, the Board generally determined Target Bonus, expressed as a percentage of base salary, at the time an employee is hired, based on a variety of factors, including the bonus opportunity an employee had with his or her prior employer, internal pay equity within Five9, and a review of market practices. For the period of 2014 after our IPO, the Board approved the Target Bonus for our executive officers as part of the compensation setting process in February 2014. The annualized Target Bonus for our named executive officers for 2014 were as follows:

Name	Annual Target Bonus		Target Bonus as a Percentage of Base Salary
Michael Burkland	$285,599		54%
Daniel Burkland	222,331		70%
Scott Welch	80,000	(1)	28%

(1) Mr. Welch joined the Company in March 2014. The $80,000 represents his annualized Target Bonus.
Generally, the Board structured the bonus opportunity to be evenly weighted between the financial objectives and personal objectives. However, for Michael Burkland, the funding was based solely on the financial objectives, which we believe is appropriate given his leadership role and ability to drive financial performance, and for Daniel Burkland, the funding was based on a weighting of 85% for sales performance and 15% for the financial objectives, which we believe is appropriate given his role as our head of sales. For 2014, Daniel Burkland's target sales commission was $188,981, or 59% of his base salary, and quarterly payouts were capped at 192% of the target amount. In addition, the Board decided to split Michael Burkland’s Target Bonus, which was previously based solely on quarterly metrics, into four quarterly opportunities plus one annual opportunity, with the annual opportunity worth approximately 25% of his Target Bonus, and each quarterly opportunity worth 1/4th of the remaining 75% of his Target Bonus.
The Board selected revenue, with an 80% weighting, and adjusted EBITDA, with a 20% weighting, as the financial objectives as these two measures are closely related to our success as a young publicly traded company in a growth mode. For 2014, the bonus payouts were capped at 140% of the Target Bonus upon achievement of 120% or more of the targeted financial objectives. Upon reaching the 85% achievement level, the bonus payouts would be 78% of the Target Bonus. Achievement below 85% would result in no bonus payout. At the end of each quarter in 2014 after our IPO, the Compensation Committee approved our achievement level and the bonus payout rate.
The total cash incentive payments earned by and paid to our named executive officers for fiscal 2014 are described in the “Non-Equity Incentive Compensation” column of the 2014 Summary Compensation Table.

Perquisites
We currently do not provide special employee benefits for our named executive officers. During the first five months of Mr. Welch's employment with us in 2014, we had offered $25,000 of travel and lodging allowance to him before he relocated to San Ramon, California. We believe the benefit to us outweighed the cost to us.
401(k) Plan
We maintain a 401(k) plan that provides eligible employees with an opportunity to save for retirement. Eligible employees are able to defer eligible compensation, subject to applicable annual Internal Revenue Code limits. We are responsible for the administrative costs of the 401(k) plan. We do not provide matching contributions.
Outstanding Equity Awards at December 31, 2014
The following table provides information concerning each unexercised option or unvested RSU held by our named executive officers as of December 31, 2014. The vesting schedule applicable to each outstanding award is described in the footnotes to the table below.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Vested	Number of Securities Underlying Unexercised Options (#) Unvested		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)(1)
Michael Burkland	5/20/2008	795,496	—		$0.12	5/20/2018
	4/29/2011	225,854	4,806	(2)	0.52	4/29/2021
	1/25/2013	88,793	96,515	(3)	4.84	1/25/2023
	11/22/2013	68,114	183,385	(4)	9.48	11/22/2023
	11/5/2014	6,645	312,355	(5)	4.25	11/5/2024
	11/5/2014						170,000	(6)	$761,600
Daniel Burkland	12/15/2009	251,901	—		0.28	12/15/2019
	1/25/2013	22,198	24,129	(3)	4.84	1/25/2023
	11/22/2013	21,734	58,516	(4)	9.48	11/22/2023
	11/5/2014	2,729	128,271	(5)	4.25	11/5/2024
	11/5/2014						70,000	(6)	313,600
Scott Welch	3/6/2014	—	187,500	(7)	12.24	3/6/2024
	11/5/2014	1,750	82,250	(5)	4.25	11/5/2024
	4/15/2014						62,438	(8)	279,722
	11/5/2014						45,000	(6)	201,600

(1)
Pursuant to SEC disclosure rules, the amount listed in this column represents the product of the closing market price per share of our common stock as of December 31, 2014 of $4.48, multiplied by the number of shares of stock or units subject to the award.

(2)	These options vest, subject to Michael Burkland’s continued service with the Company, with respect to 1/48th of the total options monthly from January 1, 2011.
(3)	These options vest, subject to the NEO's continued service with the Company, with respect to 1/48th of the total options monthly from January 25, 2013.
(4)	These options vest, subject to the NEO’s continued service with the Company, with respect to 1/48th of the total options monthly from November 22, 2013.
(5)	These options vest, subject to the NEO’s continued service with the Company, with respect to 1/48th of the total options monthly from November 5, 2014.
(6)
These restricted stock unit awards vest, subject to the NEO’s continued service with the Company, with respect to 1/16th of the total number of restricted stock units subject to the grant quarterly from December 3, 2014.

(7)
These options vest, subject to Mr. Welch’s continued service with the Company, with respect to 1/4th of the total options on April 3, 2015, with respect to 1/48th of the total options monthly thereafter.

(8)
These restricted stock units vest, subject to Mr. Welch’s continued service with the Company, with respect to 1/4th of the total grant on April 3, 2015, and as to 1/16th of the total number of restricted stock units subject to the grant on each subsequent May 15th, August 15th, November 15th and February 15th for three years thereafter.

Potential Payments upon Termination or Change in Control
In connection with our IPO, our Board of Directors approved the Key Employee Severance Benefit Plan (the “Severance Plan”) to provide more consistency in severance benefit rights for our executive officers. To be eligible to receive any benefits under the Severance Plan, a participant must execute an effective release of claims and return all company property created or received by the participant during his or her employment with the Company, and a participant forfeits his or her rights to participate in the Severance Plan if he or she breaches the participant’s proprietary information agreement or other similar agreements containing confidentiality, non-solicitation, non-disparagement, no conflicts or non-competition provisions. In addition, by agreeing to participate in the Severance Plan, each participant waives any rights to receive severance pursuant to any offer letter, employment agreement, severance agreement, equity award agreement or other similar agreements with the Company then in effect, other than acceleration of vesting benefits on a change of control transaction as provided under the Company’s equity incentive plans or any benefits explicitly set forth in the participant’s participation notice. In addition, payments under the Severance Plan are subject to reduction to avoid adverse taxation under Section 280G of the Internal Revenue Code of 1986, as amended.
The Severance Plan provides that the named executive officers receive the following benefits:
Michael Burkland. Under the Severance Plan, if Michael Burkland’s employment is terminated by us without cause or by him pursuant to a constructive termination, then Michael Burkland is eligible to receive a lump sum cash payment equal to 12 months of his then-current base salary and payment of the premiums for his continued post-termination health insurance coverage for up to 12 months. If Michael Burkland is terminated by us without cause or by him pursuant to a constructive termination, in either case within three months prior to, on or within twelve months after a change in control, he is eligible to receive a lump sum cash payment equal to 18 months of his then-current base salary plus one and a half times his target annual bonus, payment of the premiums for his continued post-termination health insurance coverage for up to 18 months, and 100% vesting of his then outstanding and unvested equity awards.
Daniel Burkland. Under the Severance Plan, if Daniel Burkland’s employment is terminated by us without cause or by him pursuant to a constructive termination, then Daniel Burkland is eligible to receive a lump sum cash payment equal to six months of his then-current base salary and payment of the premiums for his continued post-termination health insurance coverage for up to six months. In addition, the Board allowed Daniel Burkland to maintain certain vesting rights upon a change in control that he previously negotiated in connection with joining the Company. Pursuant to these previously negotiated vesting rights, in the event of a change in control, if more than 50% of any of Daniel Burkland's equity awards are then outstanding and unvested, the vesting of those awards will accelerate such that (after giving effect to such acceleration and taking into account any portion of those options that had theretofore become vested and exercisable) those awards will become vested and exercisable as of the change in control date with respect to 50% of the total number of shares subject to those awards. If Daniel Burkland is terminated by us without cause or by him pursuant to a constructive termination, in either case within three months prior to, on or within twelve months after a change in control, he is eligible to receive a lump sum cash payment equal to 12 months of his then-current base salary plus his target annual bonus, payment of the premiums for his continued post-termination health insurance coverage for up to 12 months, and 50% vesting of his then outstanding and unvested equity awards.
Scott Welch. Under the Severance Plan, if Mr. Welch's employment is terminated by us without cause or by him pursuant to a constructive termination, then Mr. Welch is eligible to receive a lump sum cash payment equal to six months of his then-current base salary and payment of the premiums for his continued post-termination health insurance coverage for up to six months. If Mr. Welch is terminated by us without cause or by him pursuant to a constructive termination, in either case within three months prior to, on or within twelve months after the change in control, he is eligible to receive a lump sum cash payment equal to 12 months of his then-current base salary plus his target annual bonus, payment of the premiums for his continued post-termination health insurance coverage for up to 12 months and 100% vesting of his then outstanding and unvested equity awards.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes certain information with respect to our common stock that may be issued under the equity compensation plans as of December 31, 2014:

	Number of Securities to be Issued Upon Exercise of Outstanding Options and Warrants and Vesting of Restricted Stock Units		Weighted-average Exercise Price of Outstanding Options and Warrants		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)		(c)
Equity compensation plans approved by stockholders	8,534,311	(1)	$4.34	(2)	4,118,166	(3)
Equity compensation plans not approved by stockholders	—		—		—
Total	8,534,311				4,118,166

(1)	Includes 7,163,854 shares underlying stock options and 1,370,457 shares of restricted stock awards.

(2)	The weighted-average exercise price does not take into account shares issuable upon the vesting of outstanding restricted stock awards, which have no exercise price.

(3)
Includes 3,394,297 shares of Common Stock reserved for issuance under the 2014 Plan and 723,869 shares of Common Stock reserved for issuance under the ESPP. The 2014 Plan provides for an annual automatic increase to the shares reserved for issuance in an amount equal to 5% of the total number of shares outstanding on December 31st of the preceding calendar year or a lesser number as determined by our Board of Directors. Pursuant to the automatic annual increase, 2,466,124 additional shares were reserved under the 2014 Plan on January 1, 2015. The number of shares of common stock reserved for issuance under the ESPP will increase automatically each year, beginning on January 1, 2015 and continuing through January 1, 2024, by the lesser of (i) 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year; (ii) 1,000,000 shares of common stock (subject to adjustment to reflect any split or combination of our common stock); or (iii) such lesser number as determined by our Board of Directors. Pursuant to the automatic annual increase, 493,224 additional shares were reserved under the ESPP on January 1, 2015.

TRANSACTIONS WITH RELATED PERSONS
Other than the compensation arrangements with directors and executive officers, there have been no transactions since January 1, 2014 (and there are no currently proposed transactions) in which:

•	we have been or are to be a participant;

•	the amount involved exceeds $120,000; and

•
any of our directors, executive officers or holders of more than 5% of our common stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Policies and Procedures for Related Party Transactions
Our Audit Committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. Our policy regarding transactions between us and related persons provide that a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed fiscal year, and any of their immediate family members. Our Audit Committee charter provides that our Audit Committee shall review and approve or disapprove any related party transactions.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS
A number of brokers with account holders who are Five9, Inc. stockholders will be “householding” our proxy materials. A single Notice, set of proxy materials or annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice and/or separate proxy statement and annual report, please notify your broker and direct your written request to Five9, Inc., Bishop Ranch 8, 4000 Executive Parkway, Suite 400, San Ramon, CA 94583, Attn: Corporate Secretary, or call 925-201-2000 ext. 5959. The Company undertakes to deliver promptly to a stockholder upon such written or oral request a separate Notice, set of proxy materials or annual report. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker.
OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Barry Zwarenstein
Chief Financial Officer and Corporate Secretary

San Ramon, California
April 2, 2015

FIVE9, INC. Bishop Ranch 8 4000 Executive Parkway Suite 400 San Ramon, CA 94583
VOTE BY INTERNET
Before the Annual Meeting - www.proxvvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or Annual Meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During the Annual Meeting –  www.virtualshareholdermeeting.com/FIVN2015
You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE -1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or Annual Meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M89437-P61382 KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

FIVE9, INC
The Board of Directors recommends you vote FOR all the listed nominees:

Proposal No. 1: Election of the three (3) members of the Board of Directors identified in Proposal No. 1 to serve as Class I directors until the Company’s 2018 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

   Nominees:
   01) Jayendra Das
   02) Mitchell Kertzman
   03) Tim Wilson
	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee, mark “For All Except” and write the number of the nominee on the line below.

The Board of Directors recommends you vote FOR the following proposal:					For	Against	Abstain

Proposal No. 2: Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2015.					☐	☐	☐

NOTE: The proxies are authorized to vote on such other business as may properly come before the Annual Meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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M89438-P61382

FIVE9, INC.
Annual Meeting of Stockholders
May 15, 2015, 8:30 AM PDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Michael Burkland and Barry Zwarenstein, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of FIVE9, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m., PDT on May 15, 2015, virtually via the Internet at www.virtualshareholdermeeting.com/FIVN2015, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side